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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-77603 and 333-38004) and Form S-8 (File Nos. 333-26813, 333-26823, 333-26831, 33-46519, 33-49956, 33-51851, 33-57553,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, and 33-52100)
of El Paso Corporation of our report dated March 19, 2001, appearing in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP




Houston, Texas
March 22, 2001